FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 1998

                  Security Federal Corporation
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     (Exact name of registrant as specified in its charter)

        Delaware                  0-16120           57-08580504
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State or other jurisdiction     Commission      (I.R.S. Employer
 of incorporation               File Number     Identification No.)

1705 Whiskey Road South, Aiken, South Carolina           29803
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number (including area code):  (803) 641-3000

                            Not Applicable
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     (Former name or former address, if changed since last report)

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Item 4.   Changes in Registrant's Certifying Accountant.
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     (a)  On January 20, 1998, the Registrant's Board of Directors, at the
recommendation of its Audit Committee, terminated the engagement of KPMG Peat Marwick LLP, Greenville, South Carolina, as the Registrant's certifying accountants.

          The report of KPMG Peat Marwick LLP on the Registrant's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          During the Registrant's two most recent fiscal years and subsequent interim periods preceding the date of termination of the engagement of KPMG Peat Marwick LLP, the Registrant was not in disagreement with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make reference to the subject matter of the disagreement in connection with its report.

          The required letter from KPMG Peat Marwick LLP with respect to the above statements made by the Registrant will be filed as an amendment hereto.

     (b) On January 20, 1998, the Registrant's Board of Directors, at the recommendation of its Audit Committee, engaged Elliott, Davis & Company, LLP, Greenville, South Carolina, as the Registrant's certifying accountants. The Registrant has not consulted with Elliott, Davis & Company, LLP during its two most recent fiscal years nor during any subsequent interim period prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     None.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              SECURITY FEDERAL CORPORATION

Date:  January 27, 1998       By:  /s/ Timothy W. Simmons
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                                   Timothy W. Simmons
                                   President and Chief Executive Officer

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